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                                                                   Exhibit 10.51

                                 FIRST AMENDMENT
                                       TO
                                 LOAN AGREEMENT

1. Parties and Date. This First Amendment to the Loan Agreement (the "Amendment") is entered into as of April 8th, 2004 by and among Torch Offshore, Inc., a Delaware corporation, Torch Offshore, L.L.C., a Delaware limited liability company, Torch Express, L.L.C., a Louisiana limited liability company (all and each of them referred to herein as "Borrower") and General Electric Capital Corporation, a Delaware corporation ("Lender"). Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Agreement described below.

2. Facts.

      2.1 Loan. Borrower and Lender entered into a Loan Agreement dated December 17, 2003 (the "Agreement") and Borrower has requested and Lender has agreed that the Agreement be amended on the terms and conditions set forth in this Agreement.

      2.2 Line of Credit. Borrower are parties to that certain Credit Agreement, as amended by the First Amendment to Credit Agreement effective as of April 23, 2003, as amended through the date hereof and as hereafter amended ("Existing Credit Agreement"), with Regions Bank ("Agent") and Regions Bank and Export Development Canada (collectively, the "Line of Credit Lenders").


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      2.3 Waiver. The Line of Credit Lenders have waived compliance by Borrower with the minimum Consolidated Current Ratio and Consolidated Debt Service Coverage Ratio covenants of the Existing Credit Agreement for the fiscal quarter ending December 31, 2003.

3. Amendment to the Agreement. Borrower and Lender hereby agree to amend Section 8 of the Agreement by deleting it in its entirety and replacing therefor the following:

      3.1 "8 FINANCIAL COVENANTS: (a) Borrower, at all times during the term of the Agreement, shall be in compliance with the financial covenants set forth in that certain Loan Agreement dated March 21, 2003, as amended from time to time (the "March 2003 Agreement"), by and among General Electric Capital Corporation, Torch Offshore, L.L.C. and Torch Offshore, Inc., each determined in accordance with GAAP and measured on a quarterly basis;

      (b) Borrower will have and maintain, as of the end of each fiscal quarter, beginning on March 31, 2005:

      (1)   minimum EBITDA of $18,500,000.00;

      (2)   minimum Fixed Charge Coverage Ratio of 1.05:1.00; and

      (3)   maximum Leverage Ratio as follows:

            Quarterly Test Period                       Ratio
            ---------------------                       -----
            3/31/05-12/31/05                            5.25:1.00
            3/31/06-12/31/06                            4.75:1.00
            3/31/07-12/31/07                            4.25:1.00
            3/31/08-12/31/08                            3.75:1.00
            3/31/09 and thereafter                      3.25:1.00;

      (c) for purposes of this Section, the following definitions shall apply:

      (1) "Capitalized Lease Obligations" of any Person shall mean, as of the date of any determination thereof, the amount at which the aggregate rental obligations due and to become due under all Capitalized Leases under which such person is a lessee would be reflected as a liability on a balance sheet of such Person as determined in accordance with GAAP.

      (2) "Capitalized Lease" shall mean any lease of Property, whether real and/or personal, by a Person as lessee which as determined in accordance with GAAP is required to be capitalized on the balance sheet of such person.

      (3) "Distribution" in respect of any Person shall mean (a) dividends or other distributions of cash, stock assets or other property on or in respect of any shares of stock, membership interest or other equity interest in such person; and (b) the redemption, repurchase or other acquisition of any shares of stock, membership interest or other equity interest in such person or of any warrants, rights or other options to purchase any stock, membership interest or other equity interest (except when solely in exchange for such stock, membership interest or other equity interest); provided that, the issuance of or granting of warrants, rights or other options to purchase stock of Borrower shall not be considered a Distribution.

      (4) The term "EBITDA" shall mean the consolidated Net Income plus the amount reflected in the financial statements of the Borrower as expenses incurred for interest, income taxes, state


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            franchise taxes, depreciation, amortization of any intangible assets, amortization of financing or related fees, and non-cash charges.

      (5) The term "GAAP" shall mean generally accepted accounting principles at the time in the United States of America.

      (6) The term "Indebtedness" shall mean, with respect to any Person, without duplication, all indebtedness, liabilities and obligations of such Person, but in any event including, without limitation, all
            (i) obligations of such Person for borrowed money or for the deferred purchase price of Property or services (including, without limitation, all notes payable and all obligations evidenced by bonds, debentures, notes or other similar instruments), (ii) obligations secured by any lien on, or payable out of the proceeds of production from, any Property or assets owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligations, (iii) indebtedness, liabilities and obligations of third parties, including joint ventures and partnerships of which such Person is a venturer or general partner, recourse to which may be had against such Person, (iv) obligations created or arising under any conditional sale or other title retention agreement with respect to Property acquired by such Person, notwithstanding the fact that the rights and remedies of the seller, lender or lessor under such agreement in the event of default are limited to repossession or sale of such Property, (v) Capitalized Lease Obligations of such Person, (vi) all accounts payables of such Person, (vii) all indebtedness, liabilities and obligations of such Person under guarantees, and (viii) all obligations of such Person, contingent or otherwise, relative to the face amount of letters of credit (as may be reduced pursuant to their terms), whether or not drawn.

      (7) The term "Net Income" shall mean, for the period in question, the after-tax net income or loss of Borrower as reflected in the financial statements of the Borrower for the relevant period, but excluding in any event the following to the extent included in the computation of net income on such financial statements: (i) any gains or losses resulting from any reappraisal, revaluation or write-up or write-down of assets; (ii) any equity of Borrower in the undistributed earnings of any corporation which is not a Subsidiary and is accounted for on the equity method; (iii) gains or losses from the acquisition or disposition of investments; (iv) gains from the retirement or extinguishment of any Indebtedness; (v) gains on collections from insurance policies or settlements (net of premiums paid or other expenses incurred with respect to such gains during the fiscal period in which the gain occurs, to the extent such premiums or other expenses are not already reflected in Net Income for such period); (vi) any gains or losses during such period from any change in accounting principles, from any discontinued operations or the disposition thereof or from any prior period adjustments; and (vii) any extraordinary gains or losses; all determined on a consolidated basis in accordance with GAAP.

      (8) The term "Fixed Charge Coverage Ratio" shall mean the ratio of (a) EBITDA minus (i) capital expenditures for maintenance of equipment and facilities and (ii) dry docking costs incurred in the ordinary course of business, to (b) Fixed Charges.

      (9) The term "Fixed Charges" shall mean Scheduled Principal Payments plus (a) interest, income taxes, state franchise taxes, paid in cash, and (b) cash Distributions.

      (10) The term "Leverage Ratio" shall mean the ratio of Indebtedness to EBITDA.

      (11) The term "Person" shall mean any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company,


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            institution, entity or government (whether national, federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).

      (12) The term "Property" shall mean any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible. "Properties" shall mean the plural of Property.

      (13) The term "Scheduled Principal Payments" shall mean, for the period in question, without duplication, all scheduled principal payments of Borrower on Indebtedness for the applicable period, all determined on a consolidated basis as determined in accordance with GAAP; provided that any balloon principal payment on Indebtedness of Borrower which is extended to a maturity date beyond the applicable period shall not be included in the calculation of Scheduled Principal Payments.

      (14) The term "Subsidiary" shall mean (a) any corporation of which more than fifty percent (50%) of the issued and outstanding capital stock entitled to vote for the election of directors is at the time owned directly or indirectly by Borrower and/or any one or more Subsidiaries, or (b) any partnership, limited liability company, business trust, or any other similar entity of which more than fifty percent (50%) of the voting interests is at the time owned directly or indirectly by Borrower and/or any one or more Subsidiaries, and specifically including, but not limited to, Torch Offshore, L.L.C., a Delaware limited liability company, Torch Express, L.L.C., a Louisiana limited liability company, and Torch Deepwater, Inc., a Louisiana corporation.

      Borrower covenants and agrees that, so long as any portion of the Loan remains outstanding Borrower will deliver to Lender simultaneously with the delivery of each set of financial statements of Borrower referred to above, a certificate of Borrower's Chief Financial Officer in substantially the form of Exhibit "B" hereto, accompanied by supporting financial worksheets where appropriate, (A) evidencing Borrower's compliance with the financial covenants contained in this Section 8 as calculated on a consolidated basis for Borrower and its Subsidiaries, and (B) stating whether there exists on the date of such certificate any Event of Default, and if an Event of Default then exists, setting forth the details thereof and the action which Borrower is taking or proposes to take with respect thereto.

In the event of any conflict between the terms and provisions set forth in this
Section 8 and the terms and provisions set forth in the March 2003 Agreement," the terms and provisions of this Section 8 shall prevail.

4. Acknowledgments, Ratifications and Reaffirmations. Borrower hereby acknowledges, ratifies and reaffirms that (i) as of the date of this Amendment, the outstanding principal balance of the Indebtedness is Fourteen Million Four Hundred Sixty-four Thousand Two Hundred Eighty-five and 71/100 Dollars ($14,464,285.71), (ii) all of the representations and warranties set forth in the Debt Documents are true and correct in all respects and shall be deemed to have been made again by Borrower as of the date hereof, (iii) no Event of Default or other event or circumstance which, with the passage of time or the giving of notice, or both, would constitute an Event of Default, has occurred or exists, (iv) Borrower has no defense, offset or counterclaim to any of Borrower's obligations under any of the Debt Documents, (v) Lender has and shall at all times continue to have a valid and continuing first priority lien on and security interest in all of the Collateral, and (vi) the Agreement (as hereby amended) and the other Debt Documents are in full force and effect and are fully enforceable against Borrower in accordance with their respective terms.

5. Fee. In consideration for Lender entering into this Amendment, Borrower shall promptly pay to Lender the amount of Seventy Two Thousand, Three Hundred and Twenty One and 00/100 Dollars ($72,321.00). Lender's receipt of the foregoing payment shall be a condition precedent that must be satisfied before this Amendment shall become binding in any way on Lender.


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6. Effectiveness of Debt Documents. Except as expressly amended by this
Amendment, all terms of the Agreement, as well as the Note and all of the other Debt Documents, shall remain in full force and effect. To the extent any terms and conditions in any of the Debt Documents shall contradict or be in conflict with any terms or conditions of the amended Debt Documents, after giving effect to this Amendment, such terms and conditions are hereby deemed modified and amended hereby. In connection herewith, Borrower shall execute such amendments to the other Debt Documents or re-execute such of the other Debt Documents as Lender shall request.

7. No Waiver of Remedies. Except as specifically provided herein, Lender expressly reserves any and all rights and remedies at any time available to it in connection with the Loan, whether arising under the Note, the Agreement and/or any of the other Debt Documents, at law, in equity or otherwise. No failure to exercise, or delay by Lender in exercising, any right, remedy, power or privilege under or in connection with the Note, the Agreement and/or any of the other Debt Documents shall preclude any other or further exercise thereof, or the exercise of any other right, remedy, power or privilege at any time, and all such rights, remedies, powers and privileges shall be cumulative and not exclusive of one another.

8. Entire Agreement. The parties acknowledge and agree that there are no other agreements or representations, either oral or written, express or implied, in connection with the Indebtedness that are not embodied in this Amendment, the Agreement and the other Debt Documents, which, together represent a complete integration of all prior and contemporaneous agreements and understandings of Borrower and Lender in any way related to the Indebtedness. The Agreement (as hereby amended) may not be altered, modified or terminated in any manner except by a writing duly executed by Borrower and Lender.

9. Binding on Successors. Borrower shall not assign any of its rights, duties or obligations under the Note, the Agreement (as amended by this Amendment) or any of the other Debt Documents and any purported such assignment shall be void. Lender may transfer or assign the Note or the Indebtedness (as defined in the Agreement) and the other Debt Documents, either together or separately, in accordance with the Agreement. Without in any way limiting the foregoing, the Note, the Agreement (as amended by this Amendment) and other Debt Documents shall be binding upon the successors and legal representatives of Borrower.

10. Construction. The parties acknowledge and agree that each of them and their respective counsel have reviewed and contributed substantively and materially to the content of this Amendment and, as a result, this Amendment, and any ambiguities it might contain, shall not be construed more strictly against or in favor of either party on the basis that this Amendment, or any provision herein, was drafted by one or the other party.

IN WITNESS WHEREOF, Borrower and Lender have each executed this Amendment as of the day and year first above written.

                                    LENDER

                                    GENERAL ELECTRIC CAPITAL CORPORATION
                                    By:
                                       -----------------------------------------
                                    Name:
                                         ---------------------------------------
                                    Title:
                                          --------------------------------------

                                    BORROWER

                                    TORCH OFFSHORE, INC.
                                    By:
                                       -----------------------------------------
                                    Name:
                                         ---------------------------------------
                                    Title:
                                          --------------------------------------

                                    TORCH OFFSHORE, L.L.C.
                                    By:
                                       -----------------------------------------
                                    Name:
                                         ---------------------------------------
                                    Title:
                                          --------------------------------------

                                    TORCH EXPRESS, L.L.C.
                                    By:
                                       -----------------------------------------
                                    Name:
                                         ---------------------------------------
                                    Title:
                                          --------------------------------------


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